Exhibit 99.1

Press Release

Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Reports Fourth Quarter and Full Year Results

Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 4:30 p.m. ET

MELVILLE, N.Y., March 28, 2018 - Verint® Systems Inc. (NASDAQ: VRNT), a global leader in Actionable Intelligence® solutions and value-added services, today announced results for the three months and year ended January 31, 2018.

Financial Highlights

Below is selected unaudited financial information for the three months and year ended January 31, 2018 prepared in accordance with generally accepted accounting principles (“GAAP”) and not in accordance with GAAP (“non-GAAP”).

Three Months Ended January 31, 2018 - GAAP	Three Months Ended January 31, 2018 - Non-GAAP
Revenue: $318.7 million(1)	Revenue: $322.7 million(1)
Operating income: $36.3 million	Operating income: $82.0 million
Diluted net income per share: $0.26	Diluted net income per share: $1.05

Year Ended January 31, 2018 - GAAP	Year Ended January 31, 2018 - Non-GAAP
Revenue: $1,135.2 million(1)	Revenue: $1,150.5 million(1)
Operating income: $48.6 million	Operating income: $226.1 million
Net loss per share: ($0.10)	Diluted net income per share: $2.81

(1) Please refer to Table 6 for constant currency revenue information, and "Supplemental Information about Non-GAAP Financial Measures" at the end of this press release for more information.

CEO Commentary

“The momentum we experienced throughout the year continued in Q4 and we are pleased to have finished the year strong. We believe our overachievement reflects on-going demand for actionable intelligence solutions and the successful execution of our growth strategy. The investments and changes we have made in the business position us well for sustained long-term growth and we are again raising our guidance for the current year,” said Dan Bodner, Verint CEO and President.

Financial Outlook

We are increasing our non-GAAP outlook for both revenue and EPS for the year ending January 31, 2019 is as follows:

•	Segment Revenue Outlook:
•In our Customer Engagement segment, we expect mid-single digit revenue growth.
•In our Cyber Intelligence segment, we expect 10% revenue growth.

•	Total Revenue and EPS outlook: Based on the above, we expect total revenue of $1.230 billion with a range of +/- 2% and diluted earnings per share of $3.09 at the midpoint.

Our non-GAAP outlook for the year ending January 31, 2019 excludes the following GAAP measures which we are able to quantify with reasonable certainty:

•	Amortization of intangible assets of approximately $54 million.

•	Amortization of discount on convertible notes of approximately $12 million.

Our non-GAAP outlook for the year ending January 31, 2019 excludes the following GAAP measures for which we are able to provide a range of probable significance:

•	Revenue adjustments related to completed acquisitions are expected to be between approximately $9 million and $10 million for the year ending January 31, 2019.

•
Stock-based compensation is expected to be between approximately $62 million and $67 million for the year ending January 31, 2019, assuming market prices for our common stock approximately consistent with current levels.

Our non-GAAP outlook does not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates.

We are unable, without unreasonable efforts, to provide a reconciliation for other GAAP measures which are excluded from our non-GAAP outlook, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, and non-GAAP income tax adjustments due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items. While historical results may not be indicative of future results, actual amounts for the three months and year ended January 31, 2018 and 2017 for the GAAP measures excluded from our non-GAAP outlook appear in Table 3 to this press release.

Conference Call Information

We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three months and year ended January 31, 2018 and outlook. An online, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-844-309-0615 (United States and Canada) and 1-661-378-9462 (international) and the passcode is 7296779. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see Tables 2, 3, 6 and 7 as well as "Supplemental Information About Non-GAAP Financial Measures" at the end of this press release.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) is a global leader in Actionable Intelligence® solutions with a focus on customer engagement optimization, security intelligence, and fraud, risk and compliance. Today, over 10,000 organizations in more than 180 countries—including over 85 percent of the Fortune 100—count on intelligence from Verint solutions to make more informed, effective and timely decisions. Learn more about how we’re creating A Smarter World with Actionable Intelligence® at www.verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks associated with our ability to keep pace with technological changes, evolving industry standards, and customer challenges, such as the proliferation and strengthening of encryption, and the transition of portions of the software market to the cloud, to adapt to changing market potential from area to area within our markets, and to successfully develop, launch, and drive demand for new, innovative, high-quality products that meet or exceed customer needs, while simultaneously preserving our legacy businesses and migrating away from areas of commoditization; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks relating to our ability to effectively and efficiently enhance our existing operations and execute on our growth strategy and profitability goals, including managing investments in our business and operations, managing our cloud transition and our revenue mix, and enhancing and securing our internal and external operations; risks associated with our ability to effectively and efficiently allocate limited financial and human resources to business, developmental, strategic, or other opportunities, and risk that such investments may not come to fruition or produce satisfactory returns; risks that we may be unable to establish and maintain relationships with key resellers, partners, and systems integrators; risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain components, products, or services, including companies that may compete with us or work with our competitors; risks associated with the mishandling or perceived mishandling of sensitive or confidential information and with security vulnerabilities or lapses, including information technology system breaches, failures, or disruptions; risks that our products or services, or those of third-party suppliers, partners, or OEMs which we use in or with our offerings or otherwise rely on, may contain defects or may be vulnerable to cyber-attacks; risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, fluctuations in foreign exchange rates, and challenges associated with a significant portion of our cash being held overseas; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for applicable projects and reputational risks associated with our security solutions; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate, including, among others, with respect to trade compliance, anti-corruption, information security, data privacy and protection, tax, labor, government contracts, and regulations related to our security solutions; risks associated with our ability to retain and recruit qualified personnel in regions in which we operate, including in new markets and growth areas we may enter; challenges associated with selling sophisticated solutions, including with respect to educating our customers on the benefits of our solutions or assisting them in realizing such benefits, and offering and maintaining a broad solution portfolio; challenges associated with pursuing larger sales opportunities, including with respect to longer sales cycles, transaction reductions, deferrals, or cancellations during the sales cycle, risk of customer concentration, our ability to accurately forecast when a sales opportunity will convert to an order, or to forecast revenue and expenses, and increased volatility of our operating results from period to period; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks that our customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of the successor to CTI's business operations, Mavenir, Inc. ("Mavenir"), being unwilling or unable to provide us with certain indemnities to which we are entitled; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, and personnel and our ability to successfully implement and maintain enhancements to the foregoing and adequate systems and internal controls for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; and risks associated with changing accounting principles or standards, tax rates, tax laws and regulations, and the continuing availability of expected tax benefits. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2018, when filed, and other filings we make with the SEC.

VERINT, ACTIONABLE INTELLIGENCE, MAKE BIG DATA ACTIONABLE, CUSTOMER-INSPIRED EXCELLENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, KANA, LAGAN, VOVICI, GMT, VICTRIO, AUDIOLOG, CONTACT SOLUTIONS, NEXT IT, OPINIONLAB, ADTECH, TERROGENCE, SENSECY, VERBA, EG SOLUTIONS, NXTERA, CUSTOMER ENGAGEMENT SOLUTIONS, CYBER INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Year Ended
	January 31,		January 31,
(in thousands, except per share data)	2018	2017	2018	2017
Revenue:
Product	$120,606	$124,332	$399,662	$378,504
Service and support	198,125	171,527	735,567	683,602
Total revenue	318,731	295,859	1,135,229	1,062,106
Cost of revenue:
Product	33,281	40,824	131,989	123,279
Service and support	70,654	66,086	276,582	261,978
Amortization of acquired technology	9,970	9,358	38,216	37,372
Total cost of revenue	113,905	116,268	446,787	422,629
Gross profit	204,826	179,591	688,442	639,477
Operating expenses:
Research and development, net	48,732	42,223	190,643	171,070
Selling, general and administrative	112,355	106,872	414,960	406,952
Amortization of other acquired intangible assets	7,482	11,113	34,209	44,089
Total operating expenses	168,569	160,208	639,812	622,111
Operating income	36,257	19,383	48,630	17,366
Other income (expense), net:
Interest income	684	353	2,477	1,048
Interest expense	(8,962)	(8,986)	(35,959)	(34,962)
Losses on early retirements of debt	(216)	—	(2,150)	—
Other income (expense), net	3,373	(4,266)	5,902	(6,926)
Total other expense, net	(5,121)	(12,899)	(29,730)	(40,840)
Income (loss) before provision (benefit) for income taxes	31,136	6,484	18,900	(23,474)
Provision (benefit) for income taxes	12,850	(1,975)	22,354	2,772
Net income (loss)	18,286	8,459	(3,454)	(26,246)
Net income attributable to noncontrolling interests	1,189	441	3,173	3,134
Net income (loss) attributable to Verint Systems Inc.	$17,097	$8,018	$(6,627)	$(29,380)

Net income (loss) per common share attributable to Verint Systems Inc.:
Basic	$0.27	$0.13	$(0.10)	$(0.47)
Diluted	$0.26	$0.13	$(0.10)	$(0.47)

Weighted-average common shares outstanding:
Basic	63,811	62,558	63,312	62,593
Diluted	65,139	63,207	63,312	62,593

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Segment Revenue
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2018	2017	2018	2017
GAAP Revenue By Segment:
Customer Engagement	$208,424	$186,887	$740,067	$705,897
Cyber Intelligence	110,307	108,972	395,162	356,209
GAAP Total Revenue	$318,731	$295,859	$1,135,229	$1,062,106

Revenue Adjustments Related to Acquisitions:
Customer Engagement	$3,906	$3,656	$14,971	$10,266
Cyber Intelligence	89	24	258	324
Total Revenue Adjustments Related to Acquisitions	$3,995	$3,680	$15,229	$10,590

Non-GAAP Revenue By Segment:
Customer Engagement	$212,330	$190,543	$755,038	$716,163
Cyber Intelligence	110,396	108,996	395,420	356,533
Non-GAAP Total Revenue	$322,726	$299,539	$1,150,458	$1,072,696

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2018	2017	2018	2017

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$204,826	$179,591	$688,442	$639,477
GAAP gross margin	64.3%	60.7%	60.6%	60.2%
Revenue adjustments related to acquisitions	3,995	3,680	15,229	10,590
Amortization of acquired technology	9,970	9,358	38,216	37,372
Stock-based compensation expenses	2,597	3,014	8,465	8,587
Acquisition expenses, net	22	—	113	2
Restructuring expenses	286	460	2,223	2,289
Non-GAAP gross profit	$221,696	$196,103	$752,688	$698,317
Non-GAAP gross margin	68.7%	65.5%	65.4%	65.1%

Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income

GAAP operating income	$36,257	$19,383	$48,630	$17,366
As a percentage of GAAP revenue	11.4%	6.6%	4.3%	1.6%
Revenue adjustments related to acquisitions	3,995	3,680	15,229	10,590
Amortization of acquired technology	9,970	9,358	38,216	37,372
Amortization of other acquired intangible assets	7,482	11,113	34,209	44,089
Stock-based compensation expenses	18,913	19,926	69,366	65,608
Acquisition expenses, net	(859)	4,824	1,596	12,887
Restructuring expenses	1,960	3,523	13,517	15,743
Impairment charges	3,324	—	3,324	—
Other adjustments	970	568	2,061	969
Non-GAAP operating income	$82,012	$72,375	$226,148	$204,624
As a percentage of non-GAAP revenue	25.4%	24.2%	19.7%	19.1%

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(5,121)	$(12,899)	$(29,730)	$(40,840)
Unrealized (gains) losses on derivatives, net	(1,359)	79	(3,236)	558
Amortization of convertible note discount	2,866	2,720	11,243	10,668
Losses and expenses on early retirement or modification of debt	747	—	2,681	—
Acquisition expenses, net	152	(192)	862	(136)
Restructuring expenses	—	44	139	263
Impairment charges	—	—	—	2,400
Non-GAAP other expense, net(1)	$(2,715)	$(10,248)	$(18,041)	$(27,087)

Table of Reconciliation from GAAP Provision (Benefit) for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision (benefit) for income taxes	$12,850	$(1,975)	$22,354	$2,772
GAAP effective income tax rate	41.3%	(30.5)%	118.3%	(11.8)%
Non-GAAP tax adjustments	(3,436)	7,032	1,646	12,927
Non-GAAP provision for income taxes	$9,414	$5,057	$24,000	$15,699
Non-GAAP effective income tax rate	11.9%	8.1%	11.5%	8.8%

Table of Reconciliation from GAAP Net Income (Loss) Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net income (loss) attributable to Verint Systems Inc.	$17,097	$8,018	$(6,627)	$(29,380)
Revenue adjustments related to acquisitions	3,995	3,680	15,229	10,590
Amortization of acquired technology	9,970	9,358	38,216	37,372
Amortization of other acquired intangible assets	7,482	11,113	34,209	44,089
Stock-based compensation expenses	18,913	19,926	69,366	65,608
Unrealized (gains) losses on derivatives, net	(1,359)	79	(3,236)	558
Amortization of convertible note discount	2,866	2,720	11,243	10,668
Losses and expenses on early retirement or modification of debt	747	—	2,681	—
Acquisition expenses, net	(707)	4,632	2,458	12,751
Restructuring expenses	1,960	3,567	13,656	16,006
Impairment charges	3,324	—	3,324	2,400
Other adjustments	970	568	2,061	969
Non-GAAP tax adjustments	3,436	(7,032)	(1,646)	(12,927)
Total GAAP net income (loss) adjustments	51,597	48,611	187,561	188,084
Non-GAAP net income attributable to Verint Systems Inc.	$68,694	$56,629	$180,934	$158,704

Table Comparing GAAP Diluted Net Income (Loss) Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net income (loss) per common share attributable to Verint Systems Inc.	$0.26	$0.13	$(0.10)	$(0.47)
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$1.05	$0.90	$2.81	$2.51

GAAP weighted-average shares used in computing diluted net income (loss) per common share attributable to Verint Systems Inc.	65,139	63,207	63,312	62,593
Additional weighted-average shares applicable to non-GAAP diluted net income per common share attributable to Verint Systems Inc.	—	—	1,046	538
Non-GAAP diluted weighted-average shares used in computing net income per common share attributable to Verint Systems Inc.	65,139	63,207	64,358	63,131

Table of Reconciliation from GAAP Net Income (Loss) Attributable to Verint Systems Inc. to Adjusted EBITDA

GAAP net income (loss) attributable to Verint Systems Inc.	$17,097	$8,018	$(6,627)	$(29,380)
As a percentage of GAAP revenue	5.4%	2.7%	(0.6)%	(2.8)%
Net income attributable to noncontrolling interest	1,189	441	3,173	3,134
(Benefit) provision for income taxes	12,850	(1,975)	22,354	2,772
Other expense, net	5,121	12,899	29,730	40,840
Depreciation and amortization(2)	25,226	28,033	102,878	111,040
Revenue adjustments related to acquisitions	3,995	3,680	15,229	10,590
Stock-based compensation expenses	18,913	19,926	69,366	65,608
Acquisition expenses, net	(859)	4,824	1,596	12,887
Restructuring expenses	1,953	3,456	13,506	15,006
Impairment charges	3,324	—	3,324	—
Other adjustments	970	568	2,061	969
Adjusted EBITDA	$89,779	$79,870	$256,590	$233,466
As a percentage of non-GAAP revenue	27.8%	26.7%	22.3%	21.8%

Table of Reconciliation from Gross Debt to Net Debt			January 31, 2018	January 31, 2017

Current maturities of long-term debt	$4,500	$4,611
Long-term debt	768,484	744,260
Unamortized debt discounts and issuance costs	50,141	60,571
Gross debt	823,125	809,442
Less:
Cash and cash equivalents	337,942	307,363
Restricted cash and bank time deposits	33,303	9,198
Short-term investments	6,566	3,184
Net debt, excluding long-term restricted cash	445,314	489,697
Long-term restricted cash	28,402	54,566
Net debt, including long-term restricted cash	$416,912	$435,131

 (1) For the three months ended January 31, 2018, non-GAAP other expense, net of $2.7 million was comprised of $5.4 million of interest and other expense, net of $2.7 million of foreign exchange gains primarily related to balance sheet translations.

(2) Adjusted for financing fee amortization.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	January 31,
(in thousands, except share and per share data)	2018	2017
Assets
Current Assets:
Cash and cash equivalents	$337,942	$307,363
Restricted cash and bank time deposits	33,303	9,198
Short-term investments	6,566	3,184
Accounts receivable, net of allowance for doubtful accounts of $2.2 million and $1.8 million, respectively	296,324	266,590
Inventories	19,871	17,537
Deferred cost of revenue	6,096	3,621
Prepaid expenses and other current assets	82,090	64,561
Total current assets	782,192	672,054
Property and equipment, net	89,089	77,551
Goodwill	1,388,299	1,264,818
Intangible assets, net	226,093	235,259
Capitalized software development costs, net	9,228	9,509
Long-term deferred cost of revenue	2,804	5,463
Deferred income taxes	30,878	21,510
Other assets	52,037	76,620
Total assets	$2,580,620	$2,362,784

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$84,639	$62,049
Accrued expenses and other current liabilities	220,265	213,224
Current maturities of long-term debt	4,500	4,611
Deferred revenue	196,107	182,515
Total current liabilities	505,511	462,399
Long-term debt	768,484	744,260
Long-term deferred revenue	24,519	20,912
Deferred income taxes	35,305	25,814
Other liabilities	114,465	94,359
Total liabilities	1,448,284	1,347,744
Commitments and Contingencies
Stockholders' Equity:
Preferred stock - $0.001 par value; authorized 2,207,000 shares at January 31, 2018 and 2017, respectively; none issued.	—	—
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 65,497,000 and 64,073,000 shares; outstanding 63,836,000 and 62,419,000 shares at January 31, 2018 and 2017, respectively	65	64
Additional paid-in capital	1,519,724	1,449,335
Treasury stock, at cost - 1,661,000 and 1,654,000 shares at January 31, 2018 and 2017, respectively	(57,425)	(57,147)
Accumulated deficit	(238,312)	(230,816)
Accumulated other comprehensive loss	(103,460)	(154,856)
Total Verint Systems Inc. stockholders' equity	1,120,592	1,006,580
Noncontrolling interests	11,744	8,460
Total stockholders' equity	1,132,336	1,015,040
Total liabilities and stockholders' equity	$2,580,620	$2,362,784

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended January 31,
(in thousands)	2018	2017
Cash flows from operating activities:
Net loss	$(3,454)	$(26,246)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	105,730	114,257
Provision for doubtful accounts	559	1,791
Stock-based compensation, excluding cash-settled awards	69,296	65,421
Amortization of discount on convertible notes	11,243	10,668
Benefit from deferred income taxes	(7,533)	(16,941)
Excess tax benefits from stock award plans	—	(6)
Non-cash losses on derivative financial instruments, net	17	323
Losses on early retirements of debt	2,150	—
Other non-cash items, net	(428)	7,666
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(23,512)	(353)
Inventories	(2,865)	(286)
Deferred cost of revenue	282	7,124
Prepaid expenses and other assets	(2,030)	4,941
Accounts payable and accrued expenses	10,158	(9,521)
Deferred revenue	9,686	8,705
Other liabilities	8,599	4,987
Other, net	(1,571)	(115)
Net cash provided by operating activities	176,327	172,415

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	(102,978)	(141,803)
Purchases of property and equipment	(35,530)	(27,540)
Purchases of investments	(11,875)	(36,761)
Maturities and sales of investments	8,721	89,342
Settlements of derivative financial instruments not designated as hedges	(1,558)	(349)
Cash paid for capitalized software development costs	(3,126)	(2,338)
Change in restricted cash and bank time deposits, including long-term portion	2,075	(36,579)
Other investing activities	(210)	—
Net cash used in investing activities	(144,481)	(156,028)

Cash flows from financing activities:
Proceeds from borrowings, net of original issuance discount	444,341	—
Repayments of borrowings and other financing obligations	(431,888)	(3,308)
Payments of equity issuance, debt issuance and other debt-related costs	(7,137)	(249)
Proceeds from exercises of stock options	—	7
Dividends paid to noncontrolling interest	(3,304)	(2,421)
Purchases of treasury stock	—	(46,896)
Excess tax benefits from stock award plans	—	6
Payments of contingent consideration for business combinations (financing portion) and other financing activities	(7,515)	(4,058)
Net cash used in financing activities	(5,503)	(56,919)
Effect of exchange rate changes on cash and cash equivalents	4,236	(4,210)
Net increase (decrease) in cash and cash equivalents	30,579	(44,742)
Cash and cash equivalents, beginning of year	307,363	352,105
Cash and cash equivalents, end of year	$337,942	$307,363

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Revenue on a Constant Currency Basis
(Unaudited)

	GAAP Revenue		Non-GAAP Revenue
(in thousands, except percentages)	Three Months Ended	Year Ended	Three Months Ended	Year Ended
Total Revenue
Revenue for the three months and year ended January 31, 2017	$295,859	$1,062,106	$299,539	$1,072,696
Revenue for the three months and year ended January 31, 2018	$318,731	$1,135,229	$322,726	$1,150,458
Revenue for the three months and year ended January 31, 2018 at constant currency(1)	$312,000	$1,130,000	$316,000	$1,145,000
Reported period-over-period revenue growth	7.7%	6.9%	7.7%	7.2%
% impact from change in foreign currency exchange rates	(2.2)%	(0.5)%	(2.2)%	(0.5)%
Constant currency period-over-period revenue growth	5.5%	6.4%	5.5%	6.7%

Customer Engagement
Revenue for the three months and year ended January 31, 2017	$186,887	$705,897	$190,543	$716,163
Revenue for the three months and year ended January 31, 2018	$208,424	$740,067	$212,330	$755,038
Revenue for the three months and year ended January 31, 2018 at constant currency(1)	$205,000	$739,000	$209,000	$753,000
Reported period-over-period revenue growth	11.5%	4.8%	11.4%	5.4%
% impact from change in foreign currency exchange rates	(1.8)%	(0.1)%	(1.7)%	(0.3)%
Constant currency period-over-period revenue growth	9.7%	4.7%	9.7%	5.1%

Cyber Intelligence
Revenue for the three months and year ended January 31, 2017	$108,972	$356,209	$108,996	$356,533
Revenue for the three months and year ended January 31, 2018	$110,307	$395,162	$110,396	$395,420
Revenue for the three months and year ended January 31, 2018 at constant currency(1)	$107,000	$391,000	$107,000	$392,000
Reported period-over-period revenue growth	1.2%	10.9%	1.3%	10.9%
% impact from change in foreign currency exchange rates	(3.0)%	(1.1)%	(3.1)%	(1.0)%
Constant currency period-over-period revenue change	(1.8)%	9.8%	(1.8)%	9.9%

(1) Revenue for the three months and year ended January 31, 2018 at constant currency is calculated by translating current-period foreign currency revenue into U.S. dollars using average foreign currency exchange rates for the three months and year ended January 31, 2017 rather than actual current-period foreign currency exchange rates.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Table 7
VERINT SYSTEMS INC. AND SUBSIDIARIES
Estimated Non-GAAP Fully Allocated Operating Margins
(Unaudited)

	Three Months Ended January 31,
	2018			2017
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated

Non-GAAP segment revenue	$212,330	$110,396	$322,726	$190,543	$108,996	$299,539

Segment contribution (1)	90,480	32,183	122,663	80,217	30,271	110,488
Estimated allocation of shared support expenses (2)	26,667	13,984	40,651	25,459	12,654	38,113
Estimated non-GAAP operating income	$63,813	$18,199	$82,012	$54,758	$17,617	$72,375

Estimated non-GAAP fully allocated operating margin	30.1%	16.5%	25.4%	28.7%	16.2%	24.2%

	Year Ended January 31,
	2018			2017
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated

Non-GAAP segment revenue	$755,038	$395,420	$1,150,458	$716,163	$356,533	$1,072,696

Segment contribution (1)	286,236	94,585	380,821	269,017	85,777	354,794
Estimated allocation of shared support expenses (2)	103,465	51,208	154,673	100,314	49,856	150,170
Estimated non-GAAP operating income	$182,771	$43,377	$226,148	$168,703	$35,921	$204,624

Estimated non-GAAP fully allocated operating margin	24.2%	11.0%	19.7%	23.6%	10.1%	19.1%

(1) See footnote 15 to our Form 10-K for the year ended January 31, 2018, when filed.

 (2) Represents our shared support expenses (as disclosed in footnote 15 to our Form 10-K for the year ended January 31, 2018, when filed), allocated proportionally to our year ended January 31, 2018 annual non-GAAP segment revenue, and our shared support expenses (as disclosed in footnote 15 to our Form 10-K for the year ended January 31, 2017), allocated proportionally to our year ended January 31, 2017 annual non-GAAP segment revenue, which we believe provides a reasonable approximation for purposes of understanding the relative non-GAAP operating margins of our two businesses.

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, consisting of non-GAAP revenue, non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP other income (expense), net, non-GAAP provision (benefit) for income taxes and non-GAAP effective income tax rate, non-GAAP net income attributable to Verint Systems Inc., non-GAAP net income per common share attributable to Verint Systems Inc., adjusted EBITDA, net debt, constant currency measures and estimated non-GAAP fully allocated operating margins. Tables 2 and 3 include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure.

We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by:

•
facilitating the comparison of our financial results and business trends between periods, including by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast,

•	facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and

•	allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters.

We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful.

Non-GAAP financial measures should not be considered in isolation as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures:

Revenue adjustments related to acquisitions. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts, which would have otherwise been recognized on a stand-alone basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies.  We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance.

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

Unrealized gains and losses on certain derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on certain foreign currency derivatives which are not designated as hedges under accounting guidance. We exclude unrealized gains and losses on foreign currency derivatives that serve as economic hedges against variability in the cash flows of recognized assets or liabilities, or of forecasted transactions. These contracts, if designated as hedges under accounting guidance, would be considered “cash flow” hedges.  These unrealized gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period. Upon settlement of these foreign currency derivatives, any realized gain or loss is included in our non-GAAP financial measures.

Amortization of convertible note discount. Our non-GAAP financial measures exclude the amortization of the imputed discount on our convertible notes. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s assumed non-convertible debt borrowing rate. For GAAP purposes, we are required to recognize imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our $400.0 million of 1.50% convertible notes. This difference is excluded from our non-GAAP financial measures because we believe that this expense is based upon subjective assumptions and does not reflect the cash cost of our convertible debt.

Losses and expenses on early retirements or modifications of debt. We exclude from our non-GAAP financial measures losses on early retirements of debt attributable to refinancing or repaying our debt, and expenses incurred to modify debt terms, because we believe they are not reflective of our ongoing operations.

Acquisition Expenses, net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses, including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses.

Restructuring Expenses. We exclude restructuring expenses from our non-GAAP financial measures, which include employee termination costs, facility exit costs, certain professional fees, asset impairment charges, and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Impairment Charges and Other Adjustments. We exclude from our non-GAAP financial measures asset impairment charges (other than those already included within restructuring or acquisition activity), rent expense for redundant facilities, gains or losses on sales of property, and certain professional fees unrelated to our ongoing operations, all of which are unusual in nature and can vary significantly in amount and frequency.

Non-GAAP income tax adjustments. We exclude our GAAP provision (benefit) for income taxes from our non-GAAP measures of net income attributable to Verint Systems Inc., and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. We adjust our non-GAAP effective income tax rate to exclude current-year tax payments or refunds associated with prior-year income tax returns and related amendments which were significantly delayed as a result of our previous extended filing delay. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for the year ended January 31, 2018 is 11.5%, and was 8.8% for the year ended January 31, 2017. We evaluate our non-GAAP effective income tax rate on an ongoing basis and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, revenue adjustments related to acquisitions, restructuring expenses, acquisition expenses, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between competitors because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness.

Net Debt

Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash and bank time deposits, and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities, and believe that it provides useful information to investors.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our GAAP and non-GAAP revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period foreign currency results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook for revenue, operating margin, and diluted earnings per share, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. We periodically report our historical non-GAAP diluted net income per share both inclusive and exclusive of these net foreign exchange gains or losses. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.